Exhibit 99.1

TransMedics Completes Acquisition of Summit Aviation

Andover, Mass. – August 16, 2023 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, announced today the closing of its previously announced acquisition of Summit Aviation, a premier U.S. charter flight operator. The acquisition enables the establishment of TransMedics Aviation as the first integrated national provider of air logistics dedicated exclusively to organ transplantation in the U.S.

“We are delighted to complete the acquisition of Summit Aviation, which represents a critical element of TransMedics’ strategy to build and manage a national transplant logistics network designed to expand the reach and coverage of the National OCS Program (NOP),” said Waleed Hassanein, MD, President and Chief Executive Officer. “I want to take this opportunity to welcome the Summit team to the TransMedics team. I also want to welcome Ben Walton in his new role as VP of Aviation Services.”

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things; the establishment of TransMedics Aviation and TransMedics’ strategy to build and manage a national transplant logistics network designed to expand the reach and coverage of the National OCS Program. These forward-looking statements are subject to a number of risks and uncertainties. Our management cannot predict all risks, nor can we assess the impact of all factors on the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include: risks and uncertainties related to the acquisition of Summit, including the effects of the transaction on relationships with associates, customers, manufacturers, suppliers, employees, other business partners or governmental entities; transaction costs; the risk that the integration of Summit will divert management’s attention from the Company’s ongoing business operations or otherwise disrupts TransMedics’ ongoing business operations; risks related to the ability to integrate Summit into TransMedics, including retaining key Summit employees; risks related to providing aviation services and operating aircraft, which TransMedics has not previously done; risks related to the ability to further grow and enhance the National OCS Program; and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, Quarterly Report on Form 10-Q for the period ended June 30, 2023 filed with the SEC on August 4, 2023, and comparable disclosure in our subsequent filings with the SEC. We will make information available in our annual and quarterly reports and other filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Investor Contact:

Brian Johnston

332-895-3222

Investors@transmedics.com